FOR IMMEDIATE RELEASE:

Contacts:

Wyeth: Media Contact: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Investor Contact: Justin Victoria Wyeth (973) 660-5340	Progenics Pharmaceuticals, Inc.: Investor Contact: Richard W. Krawiec, Ph.D. Corporate Affairs (914) 789-2800 rkrawiec@progenics.com Media Contact: Aline Schimmel WeissComm Partners (212) 301-7218
WYETH AND PROGENICS ANNOUNCE POSITIVE PRELIMINARY RESULTS OF PHASE 1 STUDY OF
NEW ORAL FORMULATION OF METHYLNALTREXONE

Collegeville, Pa and Tarrytown, NY, July 20, 2007— Wyeth Pharmaceuticals, a division of Wyeth (NYSE:WYE) and Progenics Pharmaceuticals, Inc. (Nasdaq:PGNX), today announced preliminary results from a phase 1 clinical trial of a new oral formulation of methylnaltrexone. Oral methylnaltrexone is an investigational drug being developed for the treatment of opioid-induced constipation (OIC). The latest data showed positive activity (as assessed by the occurrence of a bowel movement) in patients receiving the higher of the two doses tested of the new oral formulation.

The phase 1 clinical trial was conducted by Wyeth as a double-blind, randomized, single-dose, crossover pharmacokinetic/pharmacodynamic study in subjects receiving methadone, an opioid used to treat addiction. A substantial majority of patients experienced a bowel movement after receiving the higher of two doses of oral methylnaltrexone. The new oral formulation was generally well tolerated in this phase 1 study. Based on these findings, the companies plan to conduct further clinical testing of new oral formulations.

"I am pleased by the rapid development and testing of a new formulation of oral methylnaltrexone," said Paul J. Maddon, M.D., Ph.D., Progenics Founder, Chief Executive Officer and Chief Science Officer. "We believe an oral form of methylnaltrexone may provide important benefits to those suffering from opioid-induced constipation."

Previously, in March 2007, the companies announced that an initial formulation of oral methylnaltrexone was generally well tolerated but did not exhibit sufficient activity in patients for further development. Now, the companies will initiate an additional phase 1 trial in the coming weeks to optimize further the new oral formulation. Additional details regarding this clinical trial will be provided on the Web site www.clinicaltrials.gov.

About Opioid-Induced Constipation

Opioids provide pain relief by interacting with specific opioid receptors located in the central nervous system (CNS) — the brain and spinal cord. However, opioids also interact with the receptors outside the CNS, such as those affecting the gastrointestinal (GI) tract, altering intestinal motility and resulting in constipation that can be debilitating. Patients suffering from OIC may experience dry, hard stools, straining during evacuation, and incomplete and infrequent evacuation. Other symptoms of OIC can include nausea, vomiting and abdominal discomfort or pain. If left untreated or unresolved, OIC can lead to fecal impaction that may require manual removal.

About Methylnaltrexone

Methylnaltrexone is a peripherally acting mu-opioid receptor antagonist that is being studied as a treatment for the peripheral side effects of opioid analgesics. It is designed to mitigate the effect of opioids on peripheral receptors without interfering with central nervous system pain relief. Methylnaltrexone is being developed in subcutaneous and oral forms to treat OIC as well as an intravenous form for the management of post-operative ileus, a prolonged dysfunction of the GI tract following surgery.

Currently, there is no approved medication that specifically targets the underlying cause of OIC to relieve constipation in this patient population. In March 2007, Progenics submitted an NDA for subcutaneous methylnaltrexone to the FDA, followed in May 2007 by the submission by Wyeth of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). The NDA and MAA have been accepted and validated for review by the FDA and EMEA, respectively. The FDA has set a Prescription Drug User Fee Act (PDUFA) date of January 30, 2008 to complete its review of the NDA, and completion of the MAA review by the EMEA is expected to occur in 2008.

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women's health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide.

The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE:The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products, including with respect to our pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; data generated on our products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption "Item 1A, RISK FACTORS." The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company has three product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus. In the area of HIV infection, the Company is developing the viral-entry inhibitor, PRO 140, a humanized monoclonal antibody targeting the HIV co-receptor CCR5. In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody-drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

PROGENICS DISCLOSURE NOTICE:The information contained in this document is current as of July 20, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates," "plans," "expects" and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com